Exhibit 10.29

FORM OF AWARD FOR IPO/INITIAL DIRECTOR RSUs

DIRECTOR RSU AWARD AGREEMENT

UNDER THE MORGANS HOTEL GROUP CO.
2006 OMNIBUS STOCK INCENTIVE PLAN

Name of Grantee:
No. of RSUs:
Grant Date:

Pursuant to the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan (the “Plan”) of Morgans Hotel Group Co. (the “Company”), a Delaware corporation, this Director RSU Award Agreement (this “Agreement”) is made and entered into as this          day of                 , 2006 (the “Grant Date”), by and between the Company and                                (the “Grantee”), for the purpose of issuing to the Grantee the number of restricted stock units (“RSUs”) specified above (this “Award”) under the terms and conditions set forth herein.

1.             The Plan.  This Award is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein.  Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings as used or defined in the Plan.  References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision.

2.             Award.  The Company hereby grants to the Grantee              RSUs (“Director RSUs”) of the Company as compensation for the Grantee’s service on the Board of Directors of the Company (the “Board”).  The Director RSU constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Grantee, subject to the terms and conditions of this Agreement, a share of Common Stock (a “Share”) (or cash equal to the Fair Market Value thereof) on the Delivery Date (as defined below) (the Shares that are deliverable to the Grantee pursuant to the RSU, the “RSU Shares”).  Until such delivery, the Grantee has only the rights of a general unsecured creditor, and no rights as a shareholder, of the Company.

3.             Vesting.  Except as provided in Sections 5 and 6, the Grantee’s Director RSUs shall vest as follows: (i) one-third on the first anniversary of the Grant Date and (ii) the remaining two-thirds in equal monthly installments on the last day of each month over the twenty-four month period thereafter (which amounts may be rounded to avoid fractional RSU Shares).

4.             Delivery.  The “Delivery Date” with respect to this Award, to the extent the Award has vested, shall be the date of the Grantee’s resignation or other termination of service from the Board.  Except as provided in Sections 6 and 8, Shares underlying the Grantee’s vested Director RSUs (or cash equal to the Fair Market Value thereof) shall be delivered to the Grantee reasonably promptly after the Delivery Date.

5.             Termination.  Unless the Committee determines otherwise, and except as provided in Section 6, if the Grantee’s service on the Board terminates for any reason before all of the Grantee’s Director RSUs have vested, then the Grantee’s rights in respect of any of the Grantee’s Director RSUs that are not vested shall immediately terminate and such unvested RSUs shall cease to be outstanding and no Shares (or cash) or dividend equivalent payments will be delivered in respect of such unvested RSUs.

6.             Change in Control.  Notwithstanding any other provision of this Agreement and the Plan, upon a Change in Control, all of the Grantee’s outstanding Director RSUs shall vest and the Shares underlying the Grantee’s outstanding Director RSUs (or cash equal to the Fair Market Value thereof) shall be delivered to the Grantee promptly thereafter.

7.             Dividend Equivalents.  With respect to each of the Grantee’s outstanding Director RSUs, prior to the delivery of any RSU Shares, at or after the time of distribution of any regular cash dividend paid by the Company in respect of the Common Stock the record date for which occurs on or after the Grant Date of such RSUs, the Grantee shall be entitled to receive an amount in cash (less applicable withholding) equal to such regular dividend payment as would have been made in respect of the RSU Shares not yet delivered (whether or not vested), as if the RSU Shares had been actually delivered.

8.             Issuance of RSU Shares.  As promptly as is practicable after the Delivery Date, the Company shall issue the RSU Shares registered in the name of the Grantee, the Grantee’s authorized assignee, or the Grantee’s legal representative, and shall deliver certificates representing the RSU Shares with the appropriate legends affixed thereto.  The Company may reasonably postpone such delivery until it receives satisfactory proof that the issuance of such RSU Shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules.  The Grantee understands that the Company is under no obligation to register or qualify the RSU Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

9.          Nontransferability of Director RSUs.  These Director RSUs may not be transferred in any manner other than by will, by the laws of descent and distribution, by instruments to an inter vivos testamentary trust in which the Director RSUs are passed to beneficiaries upon the death of the Grantee, or by gift to Immediate Family, which shall include for purposes of this Agreement a family limited partnership or any similar entity which is primarily for the benefit of the Grantee and his or her Immediate Family. The terms of these Director RSUs shall be binding upon the executors, administrators, successors and assigns of the Grantee.

10.        Privileges of Stock Ownership.  The Grantee shall not have any of the rights of a stockholder of the Company with respect to any RSU Shares until the RSU Shares are issued to the Grantee and no adjustment shall be made for cash distributions in respect of such RSU Shares for which the record date is prior to the date upon which such Grantee or permitted transferee shall become the holder of record thereof.

11.        Entire Agreement.  The Plan is incorporated herein by reference.   This Agreement, the Plan and any such other documents as may be executed in connection with the delivery of the RSU Shares constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.  Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

12.        No Obligation to Employ.  Nothing in the Plan or this Agreement shall confer on the Grantee any right to continue to serve as a director of the Company, or to continue in any other relationship with the Company, any Parent or any Subsidiary, or limit in any way the right of the Company, any Parent or any Subsidiary to terminate the Grantee’s directorship or other relationship at any time.

13.        Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to the Grantee shall be in writing and addressed to the Grantee at the address last on the records of the Company.  All notices shall be deemed to have been given or delivered upon:  personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

14.        Successors and Assigns.  The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Grantee and the Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

15.        Adjustments.  In the event of any change in the outstanding shares of the Company after the Grant Date or any other event described in Section 5 of the Plan occurring after the Grant Date, the Board or the Committee shall make such equitable substitution or adjustment (including cash payments) as provided for under Section 5 of the Plan in order to preserve the value of the Grantee’s Director RSUs.

16.        Section 409A.  If any compensation provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Grantee modify the Agreement in the least restrictive manner necessary in order to, where applicable, (a) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (b) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the payments to the Grantee.

17.        Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to that body of law pertaining to choice of law or conflict of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Grant Date.

MORGANS HOTEL GROUP CO.

By:
Name:
Title:

[Director]